Exhibit 99.(16)

BROOKFIELD INVESTMENT FUNDS

POWER OF ATTORNEY

The undersigned trustee of Brookfield Investment Funds, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby constitutes and appoints Thomas Peeney, Brian F. Hurley, Alexis I. Rieger, and Angela W. Ghantous with full power to act without the other and with full power of substitution and resubstitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, and on his behalf, in the capacities indicated below, the Registration Statement on Form N-14, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 24th day of August, 2017.

[SIGNATURE PAGE TO FOLLOW]

/s/ Heather Goldman
Heather Goldman
Trustee

/s/ Edward A. Kuczmarski
Edward A. Kuczmarski
Trustee

/s/ David Levi
David Levi
Trustee

/s/ Stuart A. McFarland
Stuart A. McFarland
Trustee

/s/ Louis P. Salvatore
Louis P. Salvatore
Trustee